UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2005

Motorola, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-7221 (Commission File Number)	36-1115800 (I.R.S. Employer Identification No.)

1303 East Algonquin Road, Schaumburg, Illinois (Address of Principal Executive Offices)	60196 (Zipcode)

(847) 576-5000
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 1.02 Termination of a Material Definitive Agreement
Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Amended and Restated By-Laws
Form of Award Document
Form of Stock Option Consideration Agreement
2005 Incentive Plan
Separation and Release Agreement

Item 1.01 Entry into a Material Definitive Agreement

Stock Option Grant

     On February 14, 2005, the independent directors of the Board of Directors of Motorola, Inc. (“Motorola” or the “Company”) approved a grant of options to purchase 300,000 shares of the Company’s common stock under the Company’s Omnibus Incentive Plan of 2003 for Edward J. Zander, the Company’s Chairman and Chief Executive Officer. The options have an option exercise price of $15.91 per share, the closing price for a share of the Company’s common stock on the last trading day before the date of grant, as reported for the New York Stock Exchange Composite Transactions in the Wall Street Journal, Midwest edition. The options are exercisable in four equal annual installments beginning on February 14, 2006 and the expiration date of the options, subject to certain conditions, is February 14, 2015. A copy of the Award Document for this stock option grant is attached as Exhibit 10.1 and incorporated herein. As a condition of accepting these stock options a Stock Option Consideration Agreement, the form of which is attached as Exhibit 10.2, must be executed.

Compensation Committee Approvals

     On February 14, 2005, the Compensation and Leadership Committee (the “Compensation Committee”) of the Board of Directors of the Company took the following actions:

     Approval of 2005 Base Salary

     The Compensation Committee approved, effective April 11, 2005, the following base salaries for the executive officers who will be the “named executive officers” for purposes of the Company’s proxy statement for the 2005 annual meeting of shareholders.

Name	Base Salary
Edward J. Zander Chairman of the Board and Chief Executive Officer, Motorola, Inc.	$1,500,000	(no change)
David W. Devonshire Executive Vice President and Chief Financial Officer, Motorola, Inc.	$623,000	(no change)
Gregory Q. Brown Executive Vice President and President, Government & Enterprise Mobility Solutions, Motorola, Inc.	$600,000
Adrian R. Nemcek Executive Vice President and President, Networks, Motorola, Inc.	$600,000

      Approval of Motorola 2005 Incentive Plan

     The Compensation Committee approved the Motorola 2005 Incentive Plan (“MIP”) which is filed with this report as Exhibit 10.3 Below is a summary of the MIP, which is qualified in its entirety by reference to the full text of the MIP

     The MIP has been established to retain employees through competitive rewards, attract premier talent, align individual efforts with business goals, and reward employees for strong business performance. The MIP is based on successive calendar year performance periods commencing January 1, 2005. The Plan is being implemented pursuant to the terms and conditions of the Motorola Omnibus Incentive Plan of 2003.

     All full-time or part-time Motorola employees in participating organizations and on the payroll of a participating country, other than participants in other annual group incentive or bonus plans, may participate in the MIP. The named executive officers may participate in the MIP.

     A target award is established for each participant at the beginning of a plan year based on a percentage of the participant’s eligible earnings. The award earned will be based on the achievement of stated business performance goals and individual performance goals determined by the Compensation Committee. Business performance will be measured with respect to operating earnings, operating cash flow, revenue growth, quality and such other factors as may be determined by the Compensation Committee. Awards will be calculated after the close of each plan year on which the awards are based. All earned awards will be paid in cash as soon as administratively practicable following the close of a plan year.

     Approval of Separation and Release Agreement

     On January 12, 2005, the Company issued a press release announcing that Mike S. Zafirovski, President and Chief Operating Officer, would resign from his officer positions effective January 31, 2005 and would not stand for re-election to the Board of Directors in May 2005. In connection with Mr. Zafirovski’s separation, a Separation and Release Agreement was approved by the Compensation Committee and executed by the Company and Mr. Zafirovski on February 15, 2005 (the “Separation Agreement”).

     The Separation Agreement provides that Mr. Zafirovski (i) will continue to receive his base salary until July 29, 2005, Mr. Zafirovski’s separation date as an employee of Motorola (the “Separation Date”), totaling $468,000; (ii) will continue to participate in Motorola’s benefit plans at his current levels until the Separation Date, except that Motorola will provide health benefits and office and administrative services through December 31, 2005 and company-paid financial planning and tax preparation services through his tax filing for the 2005 tax year; and (iii) will be reimbursed up to $25,000 for the attorney fees he incurred in connection with the Separation Agreement. Mr. Zafirovski will not receive executive perquisites after January 31, 2005. Other than the bonuses fully earned prior to Mr. Zafirovski’s resignation for the 2004 Motorola Incentive Plan and Motorola’s 2003-2004 Mid-Range Incentive Plan (MRIP), as amended, which will be paid in accordance with the terms of each such plan, Mr. Zafirovski will no longer participate in the MIP, the MRIP or any annual, mid-range or long range bonus plan thereafter, including for the 2004-2005 MRIP performance cycle.

     On February 15, 2005, Mr. Zafirovski held stock options for 3,855,720 shares of common stock ranging in exercise prices of $7.2745 to $27.2996 of which options for 1,760,220 shares were vested. As part of the Separation Agreement, Mr. Zafirovski will have until the earlier of the expiration of the options or one year from the Separation Date to exercise all of the vested options. In addition, 300,000 shares of restricted stock granted on May 10, 2000 to Mr. Zafirovski will vest on the Separation Date pursuant to the terms of the original grant. Mr. Zafirovski forfeited all rights to unvested stock options for 1,341,120 shares of common stock and 965,117 shares of unvested restricted stock.

     In addition to the amounts described above, under the terms of the Separation Agreement, Mr. Zafirovski will receive a separation allowance of $16,839,290 (the “Separation Allowance”), which amount includes a lump sum payout equal to $4,000,000, plus accrued interest at 7% per annum. Motorola committed, at the time of Mr. Zafirovski’s employment, to make this lump sum payout to replace the supplemental retirement benefits Mr. Zafirovski had accrued with his former employer and forfeited to join Motorola. The Separation Allowance is payable by Motorola following the Separation Date within 30 days of Mr. Zafirovski’s delivery of a supplemental general liability release.

     Motorola has agreed that in the event of Mr. Zafirovski’s death prior to his separation, his spouse will be entitled to his unpaid salary through the Separation Date and 2004 bonuses, the Separation Allowance and other equity and benefits to the extent permitted under the applicable plans and/or equity agreements.

     Pursuant to the Separation Agreement, Mr. Zafirovski provides Motorola a general liability release of all claims arising out of his employment and separation from Motorola.

     The foregoing description of the terms of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement, which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

     Pursuant to the terms of the Separation Agreement described in Item 1.01 above, the compensation arrangements between the Company and Mr. Zafirovski that were described in Exhibit 10.4 to Motorola’s Form 10-Q filed for the period ended September 28, 2002 were superceded and nullified effective February 15, 2005.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

     On February 15, 2005, the Board of Directors of the Company approved amendments to Article V of the Amended and Restated Bylaws of the Company dated May 4, 2004, to revise how elected officers are chosen. In lieu of the specified list of officer positions contained in the previous Bylaws, the revised Bylaws allow the Board of Directors to designate by resolution the officer positions to be elected directly by the Board of Directors or to be elected in any other manner as the Board of Directors may determine. A copy of the Amended and Restated Bylaws of the Company, as amended, is filed as Exhibit 3 (ii) to this report and can also be found on the corporate governance page of the Motorola website at www.motorola.com/investor.

Item 9.01. Financial Statements and Exhibits.

     (c) The following are filed as Exhibits to this Report.

Exhibit No.	Document
3 (ii)	Motorola, Inc. Amended and Restated Bylaws, as of February 15, 2005.

10.1	Form of Motorola, Inc. Award Document-Terms and Conditions Related to Nonqualified Stock Options for Edward J. Zander relating to the Motorola Omnibus Incentive Plan of 2003, as of February 14, 2005

10.2	Form of Motorola Stock Option Consideration Agreement

10.3	Motorola 2005 Incentive Plan

10.4	Separation and Release Agreement dated February 15, 2005 between Mike Zafirovski and Motorola, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOTOROLA, INC.

Dated: February 18, 2005	By: /s/ Ruth A. Fattori

Ruth A. Fattori
Executive Vice President, Human Resources

EXHIBIT INDEX

EXHIBIT No.	DOCUMENT
3 (ii)	Motorola, Inc. Amended and Restated Bylaws. as of February 15, 2005.

10.1	Form of Motorola, Inc. Award Document-Terms and Conditions Related to Nonqualified Stock Options for Edward J. Zander relating to the Motorola Omnibus Incentive Plan of 2003. as of February 14, 2005.

10.2	Form of Motorola Stock Option Consideration Agreement

10.3	Motorola 2005 Incentive Plan

10.4	Separation and Release Agreement dated February 15, 2005 between Mike Zafirovski and Motorola, Inc.